As filed with the Securities and Exchange Commission on March 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GOODRX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-5104396
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2701 Olympic Boulevard

Santa Monica, CA 90404

(Address, including zip code, of Registrant’s principal executive offices)

GoodRx Holdings, Inc. 2020 Incentive Award Plan

GoodRx Holdings, Inc. 2020 Employee Stock Purchase Plan

(Full title of the plans)

Karsten Voermann

Chief Financial Officer

2701 Olympic Boulevard

Santa Monica, CA 90404

(855) 268-2822

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe

Brian J. Cuneo

Benjamin J. Cohen

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
2020 Incentive Award Plan (Class A common stock, par value $0.0001 per share)	21,548,799 (3)	$39.29	$846,652,312.71	$92,369.77
2020 Employee Stock Purchase Plan (Class A common stock, par value $0.0001 per share)	3,916,596 (4)	$39.29	$153,883,056.84	$16,788.64
TOTAL	25,465,395	—	$1,000,535,369.55	$109,158.41

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of GoodRx Holdings Inc. (the “Company”) that become issuable under the Company’s 2020 Incentive Award Plan (as amended, the “2020 Plan”) and the Company’s 2020 Employee Stock Purchase Plan (as amended, the “2020 ESPP”), in any case, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock.

(2)

Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Company’s Class A Common Stock as reported on the Nasdaq Global Select Market on March 5, 2021, which date is within five business days prior to filing this Registration Statement.

(3)

Represents additional shares of the Company’s Class A Common Stock that became available for issuance on January 1, 2021 under the 2020 Plan, by operation of an automatic annual increase provision therein.

(4)

Represents additional shares of the Company’s Class A Common Stock that became available for issuance on January 1, 2021 under the 2020 ESPP, by operation of an automatic annual increase provision therein.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 25,465,395 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of GoodRx Holdings, Inc. (the “Company”), issuable under the following employee benefit plans for which registration statement of the Company on Form S-8 (File No. 333-249069) is effective: (i) the GoodRx Holdings, Inc. 2020 Incentive Award Plan (the “2020 Plan”) and (ii) the GoodRx Holdings, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”).

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statement is incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits.

Exhibit				Incorporated by Reference		Filed
Number	Exhibit Description	Form	File Number	Filing Date	Exhibit	Herewith

4.1	Amended and Restated Certificate of Incorporation	8-K	001-39549	9-28-2020	3.1

4.2	Amended and Restated Bylaws	8-K	001-39549	9-28-2020	3.2

4.3	Form of Certificate of Class A Common Stock	S-1/A	333-248465	8-28-2020	4.1

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of PricewaterhouseCoopers LLP					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney					X

99.1	GoodRx Holdings, Inc. 2020 Incentive Award Plan	S-8	333-249069	9-25-2020	99.2

99.1.1	Form of Option Agreement pursuant to 2020 Incentive Award Plan	S-1/A	333-248465	9-14-2020	10.3.1

99.1.2	Form of Restricted Stock Unit Agreement pursuant to 2020 Incentive Award Plan	S-1/A	333-248465	9-14-2020	10.3.2

99.1.3	Form of Time-Vesting Restricted Stock Unit Award Agreement (Founders) pursuant to 2020 Incentive Award Plan	S-8	333-249069	9-25-2020	99.2.3

99.1.4	Form of Performance-Vesting Restricted Stock Unit Award Agreement (Founders) pursuant to 2020 Incentive Award Plan	S-8	333-249069	9-25-2020	99.2.4

99.2	GoodRx Holdings, Inc. 2020 Employee Stock Purchase Plan	S-1/A	333-248465	9-14-2020	10.4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 11th day of March, 2021.

GOODRX HOLDINGS, INC.

By	/s/ Karsten Voermann
Karsten Voermann
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of GoodRx Holdings, Inc., hereby severally constitute and appoint Douglas Hirsch, Trevor Bezdek and Karsten Voermann, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Douglas Hirsch Douglas Hirsch	Director and Co-Chief Executive Officer (Principal Executive Officer)	March 11, 2021

/s/ Trevor Bezdek Trevor Bezdek	Director and Co-Chief Executive Officer (Principal Executive Officer)	March 11, 2021

/s/ Karsten Voermann Karsten Voermann	Chief Financial Officer (Principal Financial And Accounting Officer)	March 11, 2021

/s/ Christopher Adams Christopher Adams	Director	March 11, 2021

/s/ Julie Bradley Julie Bradley	Director	March 11, 2021

/s/ Dipanjan Deb Dipanjan Deb	Director	March 11, 2021

/s/ Adam Karol Adam Karol	Director	March 11, 2021

/s/ Jacqueline Kosecoff Jacqueline Kosecoff	Director	March 11, 2021

/s/ Stephen LeSieur Stephen LeSieur	Director	March 11, 2021

/s/ Gregory Mondre Gregory Mondre	Director	March 11, 2021

/s/ Agnes Rey-Giraud Agnes Rey-Giraud	Director	March 11, 2021